Exhibit 4n

The Lincoln National Life Insurance Company

VARIABLE ANNUITY LIVING BENEFITS RIDER
Rider Date: [February 1, 2018]
Measuring Life Option: [Single]
Guaranteed Maximum Annual Rider Charge Rate: [2.00%]
Initial Annual Rider Charge Rate: [1.05%]

This optional Rider is made a part of the entire Contract to which it is attached.  Except as stated in this Rider, it is subject to all provisions contained in the Contract.  Coverage under this Rider begins on the Rider Date shown above.

Summary of Rider Provisions
Guaranteed Minimum Withdrawal Benefit (GMWB):  This provision provides that the Owner may withdraw, each Benefit Year, an amount up to   the Guaranteed Annual Income ("GAI"), for the lifetime(s) of the Measuring Life(s), if certain conditions are met as described in this Rider.  The GAI is a percentage of the Income Base that may change over time.

Guaranteed Income Benefit (GIB):  This provision provides that if the Owner elects to discontinue the GMWB provision and begin receiving variable Periodic Income Payments payable under the Variable Annuity Payment Option Rider ("VAPOR") attached to the Contract to which this Rider is attached, such payments are guaranteed not to fall below the Guaranteed Income Benefit (GIB), if certain conditions are met as described in this Rider.

Variable Annuity Payment Option Rider Eligibility Restriction
The Owner may not elect to begin receiving variable Periodic Income Payments payable under the VAPOR unless (a) this Rider has terminated, or (b) [the VAPOR Rider Date is at least [twelve (12) months] after the Rider Date and] the GIB provision of this Rider is concurrently effective.  Once the Owner has elected to begin receiving variable Periodic Income Payments payable under the VAPOR and the GIB provision of this Rider is concurrently effective, the VAPOR may not be terminated as long as this Rider remains in force.

Additional Purchase Payment Restriction
Subject to the Maximum Income Base limit and any further limitations stated in the Contract to which this Rider is attached, cumulative additional Purchase Payments after the first Benefit Year may not equal or exceed [$100,000] without prior Home Office approval. [No additional Purchase Payments will be approved and added to the Contract after We approve a request for the Nursing Home GAI Rate.] If the Contract Value is $0, then no additional Purchase Payments will be approved and added to the Contract. No additional Purchase Payments will be approved and added to the Contract after the VAPOR and the GIB provision are effective.

Allocation Restriction
While this Rider is in effect, the Fixed Account, if any, or Variable Subaccounts available for allocation may be limited if the Allocation Amendment is attached to the Contract.

DEFINITIONS
Annuitant is the natural person used to determine the benefits if the Measuring Life Option is Single.  The Annuitant is one of two natural persons used to determine the benefits if the Measuring Life Option is Joint.  The Contract may only have one Annuitant.  The Annuitant may not be changed.
Benefit Year is applicable only while the GMWB provision is in effect.  It means each 12-month period starting with the Rider Date shown on Page 1 of this Rider and each Rider Date Anniversary thereafter.

Company, We, Us, and Our refer to The Lincoln National Life Insurance Company.
GOP Death Benefit is a Death Benefit that is the greater of (a) the Contract Value (Account Value if the GIB provision is in effect) and (b) the sum of all Purchase Payments [minus Bonus Credits, if any,] minus all Death Benefit Reductions.
Measuring Life is a natural person used to determine the benefits under this Rider. Measuring Life includes any Annuitant, Owner, Joint Owner, and Secondary Life.
Measuring Life Option indicates how many natural persons are used to determine the benefits under this Rider.  Under the Single Measuring Life Option, the Annuitant is used to determine the benefits under this Rider.  Under the Joint Measuring Life Option, the Annuitant and the Secondary Life are used to determine the benefits under this Rider.  The Measuring Life Option may not be changed after the Rider Date.
Purchase Payments, for the purpose of this Rider, mean the amounts paid into the Contract by the Owner [including Bonus Credits, if any, before deduction of any Sales Charges].
Rider Date Anniversary is the same calendar day as the Rider Date, each subsequent calendar year, if such date is a Valuation Date.  If in any calendar year, such calendar day is not a Valuation Date, the Rider Date Anniversary will be the first Valuation Date following such calendar day.
A quarterly anniversary of the Rider Date is the same calendar day as the Rider Date of every third month following the previous Rider Date, if such date is a Valuation Date.  If such day is not a Valuation Date, and a Rider Charge is due, that charge will be deducted on the first Valuation Date following such calendar day.
Secondary Life means the second natural person, if any, used to determine the benefits under this Rider if the Measuring Life Option is Joint.  The Secondary Life may not be changed.  The Secondary Life may also be considered a joint annuitant, solely for the purposes of being a Measuring Life under this Rider and not for any other purposes in any other Rider or the Contract
Systematic Required Minimum Distributions (Systematic RMDs) is applicable only while the GMWB provision is in effect.  It means systematic monthly or quarterly installments withdrawn via Our automatic withdrawal service of the amount needed to satisfy the required minimum distribution as determined by Us in accordance with the IRC Section 401(a)(9), as amended from time to time, for the Contract to which this Rider is attached.
Withdrawal is the gross amount of a Withdrawal before any applicable charges [and/or Interest Adjustment/Market Value Adjustment]. While the GMWB provision is in effect, Withdrawals are Conforming Withdrawals or Excess Withdrawals.  While the GIB provision and VAPOR are in effect, Withdrawals are all additional amounts from the Account Value requested by the Owner, other than Periodic Income Payments.  [Any Withdrawal that otherwise is a Conforming Withdrawal, but that is not made payable to the original Owner or the original Owner's bank account, or to the original Annuitant or the original Annuitant's bank account, if the Owner is a non-natural person, will be treated as an Excess Withdrawal. Under the Joint Measuring Life Option, if the Owner is a non-natural person, upon the death of the original Annuitant where the Secondary Life continues the Contract, any Withdrawal that otherwise is a Conforming Withdrawal, but is not made payable to the succeeding Annuitant or the succeeding Annuitant's bank account, will be treated as an Excess Withdrawal.]
Conforming Withdrawals are all Withdrawals to the extent that the cumulative amount withdrawn (including the current Withdrawal) from the Contract in that Benefit Year is equal to or less than the GAI.  If the Owner receives only Systematic RMDs during a Benefit Year, all Systematic RMDs during that Benefit Year will be treated as Conforming Withdrawals.  However, if a Withdrawal other than Systematic RMDs occurs during a Benefit Year, then this Withdrawal and any subsequent Withdrawals, including Systematic RMDs, will be treated as Excess Withdrawals to the extent that the cumulative amount withdrawn in that Benefit Year exceeds the GAI.
Excess Withdrawals are all Withdrawals to the extent that the cumulative amount withdrawn (including the current Withdrawal) from the Contract in that Benefit Year exceeds the Conforming Withdrawal.  If any Measuring Life is less than an attained age [55], all Withdrawals are Excess Withdrawals.

GUARANTEED MINIMUM WITHDRAWAL BENEFIT
GMWB Provision Data
[Enhancement Rate: [6%]
Enhancement Period: [10] Years]

Income Base
The Income Base is the value used to calculate the GAI, the Rider Charges, and to determine the initial GIB.

If the Rider Date is the Contract Date, then the initial Income Base will be equal to the initial Purchase Payment.  If the Rider Date is after the Contract Date, then the initial Income Base will be equal to the Contract Value on the Rider Date.

On a Rider Date Anniversary, the Income Base may be adjusted by an [Enhancement, [200%] Step-Up, [[300%] Step-Up] or an] Automatic Annual Step-Up as described below. The Income Base is also increased by an additional Purchase Payment on the Valuation Date it is approved and added to the Contract or reduced upon an Excess Withdrawal as described below.

Upon each Conforming Withdrawal, the Income Base will not change.

Maximum Income Base
The Income Base is subject to a [$10,000,000] maximum of the combined Income Base (including any Guaranteed Amount) values for all Company annuity contracts and annuity riders, including annuity contracts with an affiliated company, for which the Annuitant or Secondary Life, if applicable, is a Measuring Life. If this maximum is exceeded, the Income Base (including any Guaranteed Amount) for each applicable annuity contract and annuity rider will be reduced proportionately so the combined Income Base (including any Guaranteed Amount) values do not exceed the maximum stated above.

[Enhancement Base
The Enhancement Base is the value used to calculate the amount that may be added to the Income Base upon an Enhancement. The initial Enhancement Base is equal to the initial Income Base.

On a Rider Date Anniversary, the Enhancement Base is adjusted upon an Automatic Annual Step-Up[, a [200%] Step-Up [, a [300%] Step-Up]] as described below. The Enhancement Base is also increased by an additional Purchase Payment on the Valuation Date it is approved and added to the Contract or reduced upon an Excess Withdrawal as described below.

[Upon each Conforming Withdrawal or an Enhancement, the Enhancement Base will not change].]

Adjustments to the Income Base [or the Enhancement Base]
The Income Base [and the Enhancement Base] may be adjusted as described in the provisions below.

Adjustments for Additional Purchase Payments
If an additional Purchase Payment is approved and added to the Contract, the Income Base [and Enhancement Base will each] be increased to equal the additional Purchase Payment plus the Income Base [or the Enhancement Base] immediately prior to receipt of the additional Purchase Payment.

Additional Purchase Payments may affect the Rider Charge rate pursuant to the GMWB Rider Charge provision of this Rider.

Adjustments for Excess Withdrawals
Upon each Excess Withdrawal, the Income Base [and Enhancement Base will each] be reduced in the same proportion that the Excess Withdrawal reduced the Contract Value.

Adjustments for an Automatic Annual Step-Up
Upon an Automatic Annual Step-Up, the [Income Base and Enhancement Base will each] be increased to an amount equal to the Contract Value.

On each Rider Date Anniversary, an Automatic Annual Step-Up will occur only if all of the following conditions are satisfied:
a)	all Measuring Lives as of that Valuation Date are under attained age [86]; and
b)	the Contract Value as of that Valuation Date is greater than the Income Base[; and
c)	the Automatic Annual Step-Up would increase the Income Base at least as much as an Enhancement, [[200%] Step-Up or [300%] Step-Up] that may have occurred on such Rider Date Anniversary].

Upon an Automatic Annual Step-Up, the Rider Charge rate may increase to the Rider Charge rate currently in effect, subject to the Guaranteed Maximum Annual Rider Charge Rate shown on Page 1 of this Rider. Any Automatic Annual Step-Up may be declined if the Rider Charge rate increased, as described in the Rider Charge during GMWB Provision of this Rider. [If the Owner does not decline the Automatic Annual Step-Up as described in the Rider Charge during GMWB Provision of this Rider, the increase to the Income Base [and Enhancement Base] will be deemed accepted by the Owner. ]

If the Owner declines the Automatic Annual Step-Up, the Income Base [and Enhancement Base] will be the Income Base [and Enhancement Base] on the Valuation Date immediately prior to the increase, subject to adjustments for Withdrawals and additional Purchase Payments.

Future Automatic Annual Step-Ups may [not] occur after declining an Automatic Annual Step-Up.

[Adjustment for an Enhancement
On each Rider Date Anniversary, in accordance with the conditions of this provision, the Income Base will automatically be increased by an amount that is equal to (A) multiplied by (B), where:
(A)
is the [Enhancement Base] less any Purchase Payments approved and added to the Contract in the preceding Benefit Year (except any Purchase Payment approved and added to the Contract within the first 90 days after the Rider Date); and

(B)	is the Enhancement Rate shown in the GMWB Provision Data of this Rider.

The Enhancement will occur if all of the following conditions are satisfied:
a)
the preceding Benefit Year is during the Enhancement Period shown in the GMWB Provision Data of this Rider, which begins on the Rider Date [and ends after the Enhancement Period shown in the GMWB Provision Data of this Rider has elapsed]; and

b)	no Withdrawal occurred in the preceding Benefit Year; and
c)	all Measuring Lives are under attained age [86]; and
d)	the Enhancement would increase the Income Base more than an Automatic Annual Step-Up, [[200%] Step-Up or [300%] Step-Up] that may have occurred on such Rider Date Anniversary.

[After the initial Enhancement Period (which begins on the Rider Date and ends after the Enhancement Period shown in the GMWB Provision Data of this Rider), upon an Enhancement the Rider Charge rate may increase to the rate currently in effect, subject to the Guaranteed Maximum Annual Rider Charge Rate shown on Page 1 of this Rider.]

[Any Enhancement after the initial Enhancement Period may be declined if the Rider Charge rate increased, as described in the Rider Charge during GMWB Provision of this Rider. If the Owner declines the Enhancement because of a Rider Charge rate increase, the Enhancement will not occur. If the Owner does not decline the Enhancement as described in the Rider Charge during GMWB Provision of this Rider, the increase to the Income Base will be deemed accepted by the Owner.

If the Owner declines the Enhancement, the Income Base will be the Income Base on the Valuation Date immediately prior to the increase, subject to adjustments for Withdrawals and additional Purchase Payments.]

Future Enhancements may [not] occur after declining an Enhancement. ]

[Adjustment for a [200%] Step-Up
Upon a [200%] Step-Up, the [Income Base and Enhancement Base will each] be increased to [twice] the sum of the Initial Income Base plus any Purchase Payments approved and added to the Contract by Us within [the first Benefit Year].

The [200%] Step-Up occurs immediately after any Enhancement on the later of:
(a)	the [12th] Rider Date Anniversary; or
(b)	the Rider Date Anniversary after the [70th ] birthday of the younger or surviving Measuring Life.

The [200%] Step-Up will not occur if any of the following conditions is satisfied:
(a)	the [200%] Step-Up would not be an increase of the Income Base; or
(b)	any Withdrawals have been taken.

[Upon a [200%] Step-Up, the Rider Charge rate may increase to the rate currently in effect, subject to the Guaranteed Maximum Annual Rider Charge Rate shown on Page 1 of this Rider. A [200%] Step-Up may be declined if the Rider Charge rate increased as described in the Rider Charge during GMWB Provision of this Rider. [If the Owner declines a [200%] Step-Up because of a Rider Charge rate increase, the [300%] Step-Up will not occur]. If the Owner does not decline the [200%] Step-Up as described in the Rider Charge during GMWB Provision of this Rider, the increase to the Income Base [and Enhancement Base] will be deemed accepted by the Owner. ]

[If the Owner declines the [200%] Step-Up, the Income Base [and Enhancement Base] will be the Income Base [and Enhancement Base] on the Valuation Date immediately prior to the increase, subject to adjustments for Withdrawals and additional Purchase Payments.] ]

[Adjustment for a [300%] Step-Up
Upon a [300%] Step-Up, the [Income Base and Enhancement Base will each] be increased to [three times] the sum of the Initial Income Base plus any Purchase Payments approved and added to the Contract by Us within [the first Benefit Year].

The [300%] Step-Up occurs immediately after any Enhancement on the later of:
(a)	the [20th] Rider Date Anniversary; or
(b)	the Rider Date Anniversary after the [70th ] birthday of the younger or surviving Measuring Life[; or
(c)	the [5th] Rider Date Anniversary after the Rider Date Anniversary that the [200%] Step-Up occurred. ]

The [300%] Step-Up will not occur if any of the following conditions is satisfied:
(a)	the [300%] Step-Up would not be an increase of the Income Base[; or
(b)	a [200%] Step-Up has been declined by the Owner; or]
(c)	any Withdrawals have been taken.

[Upon a [300%] Step-Up, the Rider Charge rate may increase to the rate currently in effect, subject to the Guaranteed Maximum Annual Rider Charge Rate shown on Page 1 of this Rider. A [300%] Step-Up may be declined if the Rider Charge rate increased as described in the Rider Charge during GMWB Provision of this Rider. If the Owner does not decline the [300%] Step-Up as described in the Rider Charge during GMWB Provision of this Rider, the increase to the Income Base [and Enhancement Base] will be deemed accepted by the Owner. ]

[If the Owner declines the [300%] Step-Up, the Income Base [and Enhancement Base] will be the Income Base [and Enhancement Base] on the Valuation Date immediately prior to the increase, subject to adjustments for Withdrawals and additional Purchase Payments.] ]

Guaranteed Annual Income (GAI) Amount
The GAI is an amount that may be withdrawn from the Contract by the Owner each Benefit Year as a Conforming Withdrawal. As long as the GAI is not reduced to $0, then the GAI may be withdrawn during the lifetime(s) of all Measuring Lives. The GAI is available once all Measuring Lives are an attained age [55]. If the Measuring Life Option is Joint, the GAI available is based upon the attained age of the younger or surviving Measuring Life.
The GAI is determined by multiplying the Income Base by a GAI Rate from the applicable GAI Rate Table below, which varies by age and the Measuring Life Option as shown in the GAI Rate Tables.  If the Measuring Life Option is Joint, the GAI Rate will be based upon the younger or surviving Measuring Life.

The GAI will change upon an Automatic Annual Step-Up, [an Enhancement, a [200%] Step-Up [, a [300%] Step-Up], Nursing Home GAI Rate request], an additional Purchase Payment or upon an Excess Withdrawal as described below.

Upon the first Conforming Withdrawal, the GAI Rate used to calculate the GAI will be based upon the attained age of the Measuring Life as of the date of such Withdrawal. If the Measuring Life Option is Joint, upon the first Conforming Withdrawal, the GAI Rate used to calculate the GAI will be based upon the attained age of the younger or surviving Measuring Life. Thereafter, the GAI Rate will not change unless an Automatic Annual Step-Up occurs pursuant to the Adjustment (to the GAI) for an Automatic Annual Step-Up provision of this Rider [or upon a Nursing Home GAI Rate request as described in the Nursing Home GAI Rate provisions of this Rider].

GAI Rate Table
GAI Rate Table – Single Measuring Life Option		GAI Rate Table – Joint Measuring Life Option
Age of Measuring Life	GAI Rate[1]	Age of Younger or Surviving Measuring Life	GAI Rate[2]
[55 – 58]	[3.50%]	[55– 58]	[3.50%]
[59 - 64]	[4.50%]	[59 – 64]	[4.25%]
[65 – 74]	[5.50%]	[65 – 74]	[5.25%]
[75 +]	[5.85%]	[75 +]	[5.60%]
1The GAI Rate will be based upon the attained age of the Measuring Life.
2 The GAI Rate will be based upon the attained age of the younger or surviving Measuring Life.

Maximum GAI
The combined GAI (including any Maximum Annual Withdrawal amount, or "MAW") for all Company annuity contracts, including annuity contracts with an affiliated company, for which the Annuitant and Secondary Life, if applicable, is a Measuring Life, is subject to a maximum of the GAI Rate times the Maximum Income Base.

Adjustment (to the GAI) for Additional Purchase Payments
If an additional Purchase Payment is approved and added to the Contract, the GAI will be equal to the additional Purchase Payment times the GAI Rate used when the GAI was last determined plus the GAI immediately prior to receipt of the additional Purchase Payment.  Additional Purchase Payments may affect the Rider Charge rate pursuant to the GMWB Rider Charge provision of this Rider.

Adjustment (to the GAI) for Excess Withdrawals
Upon each Excess Withdrawal, the GAI applicable to the next Benefit Year will decrease to equal the Income Base after the Excess Withdrawal times the GAI Rate used when the GAI was last determined.  If the Income Base after the Excess Withdrawal equals $0, this Rider and the Contract will terminate.

Adjustment (to the GAI) for an Automatic Annual Step-Up
Upon an Automatic Annual Step-Up, the GAI will equal the increased Income Base times the GAI Rate based upon the attained age of the Measuring Life as of the Valuation Date of the Automatic Annual Step-Up, which may result in a higher GAI Rate than when the GAI was last determined.  If the Measuring Life Option is Joint, the GAI Rate will be based upon the younger or surviving Measuring Life.

If the Rider Charge rate then in effect is increased in connection with an Automatic Annual Step-Up, the Owner may decline the increase to the Income Base [and Enhancement Base] as described in the Rider Charge during GMWB Provision of this Rider.  If the Owner declines the increase, (a) the GAI Rate will be the GAI Rate on the Valuation Date immediately prior to the increase, and (b) the GAI will be the GAI on the Valuation Date immediately prior to the increase, subject to adjustments for Withdrawals and additional Purchase Payments.

[Adjustment (to the GAI) for an Enhancement
Upon an Enhancement, the GAI will equal the increased Income Base times the GAI Rate used when the GAI was last determined.

[If the Rider Charge rate then in effect, is increased in connection with an Enhancement, the Owner may decline the increase to the Income Base as described in the Rider Charge during GMWB Provision of this Rider. If the Owner declines the increase, (a) the GAI Rate will be the GAI Rate on the Valuation Date immediately prior to the increase, and (b) the GAI will be the GAI on the Valuation Date immediately prior to the increase, subject to adjustments for Withdrawals and additional Purchase Payments.]]

[Adjustment (to the GAI) for a [200%] Step-Up [or [300%] Step-Up]
Upon a [200%] Step-Up [or [300%] Step-Up], the GAI will equal the increased Income Base times the GAI Rate used when the GAI was last determined.

[If the Rider Charge rate then in effect is increased in connection with a [200%] Step-Up [or [300%] Step-Up], the Owner may decline the increase to the Income Base [and Enhancement Base] as described in the Rider Charge during GMWB Provision of this Rider.  If the Owner declines the increase, (a) the GAI Rate will be the GAI Rate on the Valuation Date immediately prior to the increase, and (b) the GAI will be the GAI on the Valuation Date immediately prior to the increase, subject to adjustments for Withdrawals and additional Purchase Payments.]  ]

[Nursing Home GAI Rate
The Nursing Home GAI Rate is a GAI Rate that may be used to determine the GAI in a Benefit Year if a request for the Nursing Home GAI Rate is approved by Us as described herein.  Upon approval of a Nursing Home GAI Rate request, the GAI will be equal to the Income Base (less any additional Purchase Payments approved and added to the Contract within [12 months] prior to the Nursing Home Measuring Life's confinement in a Nursing Home and during the Nursing Home Measuring Life's confinement in a Nursing Home prior to the Nursing Home GAI rate being requested) times the Nursing Home GAI Rate.

The Nursing Home GAI Rate varies as shown in the Nursing Home GAI Rate Table, and is determined as described below.
Nursing Home GAI Rate Table
Nursing Home GAI Rate Table Single Measuring Life Option		Nursing Home GAI Rate Table Joint Measuring Life Option
Age of Measuring Life	Nursing Home GAI Rate[1]	Age of Younger or Surviving Measuring Life	Nursing Home GAI Rate[2]
[55 +]	[10.0%]	[55 +]	[9.0%]
[1]	The Nursing Home GAI Rate will be based upon the attained age of the Measuring Life.
[2]	The Nursing Home GAI Rate will be based upon the attained age of the younger or surviving Measuring Life.

Upon the first Conforming Withdrawal, the Nursing Home GAI Rate will be based upon the attained age of the Measuring Life as of the date of such Withdrawal and thereafter may not change unless an Automatic Annual Step-up occurs as described below. If the Measuring Life Option is Joint, the Nursing Home GAI Rate will be based upon the attained age of the younger or surviving Measuring Life.

The Nursing Home GAI will increase upon an Automatic Annual Step-up to equal the increased Income Base times the Nursing Home GAI Rate based upon the age of the Measuring Life as of the Valuation Date of the Automatic Annual Step-up, which may result in a higher Nursing Home GAI Rate than when the Nursing Home GAI was last determined. If the Measuring Life Option is Joint, the Nursing Home GAI Rate will be based upon the attained age of the younger or surviving Measuring Life.

If no Withdrawal has been taken since the initial GAI was determined, a request for the Nursing Home GAI Rate may be submitted once the Measuring Life is at least age [55].  If the Measuring Life Option is Joint, the younger or surviving Measuring Life must be at least age [55].

If a Withdrawal has been taken since the initial GAI was determined, a request for the Nursing Home GAI Rate may be submitted after the Rider Date Anniversary following the Measuring Life's [55th] birthday.  If the Measuring Life Option is Joint, the request may be submitted after the Rider Date Anniversary following the younger or surviving Measuring Life's [55th] birthday.

The Nursing Home GAI Rate shown in the Nursing Home GAI Rate Table will be the GAI Rate each Benefit Year that all of the following conditions are satisfied:
a)
We have been provided proof satisfactory to Us that a Measuring Life (the "Nursing Home Measuring Life") has been confined to a Nursing Home, as defined, for at least one day of the applicable Benefit Year, pursuant to a plan of care provided by a licensed health care practitioner.  We reserve the right to require proof of the continuation of confinement under a current plan of care each Benefit Year.  We reserve the right to choose a licensed health care practitioner of Our choice to verify that the Measuring Life meets the criteria for benefits. Such verification will be performed at Our expense.

b)	The Nursing Home Measuring Life was not confined to a Nursing Home within [12 months before] or [60 months after] the Rider Date.
c)	Confinement of the Nursing Home Measuring Life has continued for at least [90 consecutive days].

[The Nursing Home GAI Rate is only used to determine the GAI, subject to satisfaction of the above conditions, for a maximum of [20] Benefit Years from the date the initial Nursing Home GAI Rate request is approved by Us. No subsequent requests for the Nursing Home GAI Rate will be approved after the [20] Benefit Year limit has been reached.]

If the Measuring Life Option is Joint, the Nursing Home GAI Rate may be requested based upon the qualification of either Measuring Life. However, after We approve a request for the Nursing Home GAI Rate, no subsequent request for the Nursing Home GAI Rate may be based upon the other Measuring Life.

Nursing Home
A facility or distinctly separate part of a hospital or other institution that is not excluded below, is in the United States, and which is licensed and operates as a Nursing Home according to the laws of the state in which it is located or is a Medicare certified Nursing Home.  If the state does not license or certify Nursing Homes, then the facility must not be excluded below and must meet all of the following criteria:
a)
it must provide 24 hour a day nursing service under a planned program of policies and procedures which were developed with the advice of, and is periodically reviewed and executed by, a professional group of at least one physician and one nurse;

b)	it must have a physician available to furnish medical care in case of emergency;
c)	it must have at least one nurse who is employed there full time (at least 30 hours per week);
d)	it must have a nurse on duty or on call at all times;
e)	it must maintain clinical records for all patients;
f)	it must have appropriate methods and procedures for handling and administering drugs and biologicals and
g)	it must be a Medicare certified Nursing Home

A Nursing Home is not: a hospital (including sub-acute care and rehabilitation hospital); a clinic; a facility operated primarily for the treatment of alcoholism, drug addiction, or mental or nervous disorders; an assisted living facility or adult residential care facility; an independent living facility or unit; or the Measuring Life's or other individual's home.    ]

Contract Value Reduces to $0
Even if the Contract Value declines to $0, as long as (a) the GAI is not $0 and (b) the Contract has not been surrendered or assigned for value, the GAI will continue for the lifetime(s) of the Measuring Life(s).

The Owner may elect to receive the GAI at any frequency We offer, subject to minimum payment amount rules then in effect, but no less frequently than annually. [After the Contract Value declines to $0, the GAI may change only as described in the Nursing Home GAI Rate provision.]

If the Contract Value is $0 and the Contract terminates due to the death of all Measuring Lives, no Death Benefit will be paid. However, unless the currently effective Death Benefit option is the Contract Value Death Benefit Option, [a final payment, if available, will be made under this Rider.  Such payment] (not to be less than $0) shall be equal to (A) minus (B) minus (C), where:
(A)
is equal to the sum of all Purchase Payments [minus Bonus Credits, if applicable], if the Rider Date is the Contract Date.  If the Rider Date is after the Contract Date then (A) is equal to the Contract Value on the Rider Date, plus subsequent Purchase Payments [minus subsequent Bonus Credits, if applicable].

(B)
is the sum of all Final Payment Reductions through the Valuation Date upon which the Contract Value reduces to $0.  Final Payment Reductions are made whenever a Withdrawal occurs.  Upon Excess Withdrawals, Final Payment Reductions are calculated proportionately; the percentage reduction of the Contract Value due to the Withdrawal will be applied to (A) as the Final Payment Reduction. Upon Conforming Withdrawals, the reduction of the Contract Value due to the Withdrawal will be applied to (A) as the Final Payment Reduction.

(C)	is the sum of all Conforming Withdrawals after the Valuation Date upon which the Contract Value reduces to $0.

GAI Annuity Payment Option
The GAI Annuity Payment Option may be irrevocably elected by the Owner upon Notice to Us, provided the Contract has not been surrendered or assigned for value.  If elected, the Owner will receive payment equal to the GAI each Benefit Year for the lifetime(s) of the Measuring Life(s).  The Owner may elect to receive the GAI at any frequency We offer, subject to minimum payment amount rules then in effect, but no less frequently than annually. [After election of this Annuity Payment Option, the GAI may change only as described in the Nursing Home GAI Rate provision.]

If this GAI Annuity Payment Option is in effect no Death Benefit will be paid.  However, if the Death Benefit option immediately prior to the Annuity Commencement Date was not the Contract Value Death Benefit Option, [a final payment, if available, will be made under this Rider.  Such payment] (not to be less than $0) shall be equal to (A) minus (B) minus (C), where:
(A)
is equal to the sum of all Purchase Payments [minus Bonus Credits, if applicable,] if the Rider Date is the Contract Date.  If the Rider Date is after the Contract Date then (A) is equal to the Contract Value on the Rider Date, plus subsequent Purchase Payments [minus subsequent Bonus Credits, if applicable].

(B)
is the sum of all Final Payment Reductions prior to the GAI Annuity Payment Option Effective Date.  Final Payment Reductions are made whenever a Withdrawal occurs.  Upon Excess Withdrawals, Final Payment Reductions are calculated proportionately; the percentage reduction of the Contract Value due to the Withdrawal will be applied to (A) as the Final Payment Reduction.  Upon Conforming Withdrawals, the reduction of the Contract Value due to the Withdrawal will be applied to the (A) as the Final Payment Reduction.

(C)	is the sum of all Conforming Withdrawals on and after the GAI Annuity Payment Option Effective Date.

Effect of Death
Upon the death of the Annuitant if the Measuring Life Option is Single, this Rider will terminate. Upon the first death of a Measuring Life if the Measuring Life Option is Joint, the Owner may continue the contract and this Rider in force under the Joint Measuring Life Option.  If so continued, the GAI will continue for the life of the surviving Measuring Life.  Upon the death of the surviving Measuring Life, this Rider will terminate.

[Waivers
Waiver of Contingent Deferred Sales Charge or CDSC / Surrender Charge or Premium Based Charge (if applicable)
No Contingent Deferred Sales Charge, CDSC/Surrender Charge or Premium Based Charge will apply to Conforming Withdrawals.  Excess Withdrawals will be subject to any applicable Contingent Deferred Sales Charge, CDSC/Surrender Charge or Premium Based Charge to the extent that the total amount of Withdrawals in the Contract Year exceeds the Free Withdrawal Amount for that Contract Year. ]

[Waiver of Interest Adjustment/Market Value Adjustment (if applicable)
No Interest Adjustment/Market Value Adjustment will apply to Conforming Withdrawals.  Excess Withdrawals will be subject to any applicable Interest Adjustment/Market Value Adjustment to the extent that the total amount of Withdrawals in the Contract Year exceeds the Free Withdrawal Amount for that Contract Year. ]

Termination of the GMWB
The entire GMWB provision of this Rider will irrevocably terminate (a) if this Rider terminates, or (b) upon the election of the VAPOR and commencement of the GIB provision of this Rider.

GUARANTEED INCOME BENEFIT
This Guaranteed Income Benefit ("GIB") provision is effective upon the concurrent VAPOR Rider Date and irrevocable termination of the GMWB provision of this Rider.  The VAPOR Rider Date is shown on the Contract Benefit Data Page(s) issued upon the Owner's election of benefits under the VAPOR.

This GIB provision provides that the variable Periodic Income Payments payable under the VAPOR are guaranteed not to fall below this Guaranteed Income Benefit ("GIB").

For Non-qualified contracts, an Owner must elect to adjust the Periodic Income Payments payable under the VAPOR on an annual basis ('LevelPay').

Eligibility Limitations
1)
The commencement of Periodic Income Payments under the VAPOR is available subject to Our maximum and minimum VAPOR age limits.  For Non-qualified contracts, if the Measuring Life Option is Joint, the younger or surviving Measuring Life's age shall be subject to this requirement.  For Qualified contracts, if the Measuring Life Option is Joint, the current Owner's age shall be subject to this requirement. [For Qualified contracts, if the Measuring Life Option is Joint and if the Owner is more than [10 years] older than the Secondary Life then the Owner may not elect to receive Periodic Income Payments under the VAPOR].

2)
The commencement of Periodic Income Payments under the VAPOR is available subject to Our minimum Access Period limits.  The minimum Access Period is the greater of (A) and (B), where (A) is [X years], and (B) is [Y years] minus the Measuring Life's age nearest birthday on the VAPOR Rider Date.

[If the VAPOR Rider Date is before the [5th] Rider Date Anniversary, X is [20 years] and Y is [90 years].  If the VAPOR Rider Date is on or after the [5th] Rider Date Anniversary, X is [15 years] and Y is [85 years]. ]  For Non-qualified contracts, if the Measuring Life Option is Joint, the younger or surviving Measuring Life's age shall be subject to this requirement.  For Qualified contracts, if the Measuring Life Option is Joint, the current Owner's age shall be subject to this requirement.
3)
The commencement of Periodic Income Payments under the VAPOR is available subject to Our Assumed Investment Rate ("AIR") rate requirements (AIR may be referred to as "Assumed Investment Return" or "Assumed Interest Rate").

GIB General
The initial GIB will be (A) the Initial GIB Percentage as shown below in the Initial GIB Percentage Table, times [the greater of (B) and (C), where] (B) [is] the Income Base minus all Conforming Withdrawals after the most recently accepted Automatic Annual Step-Up (of the Income Base [and Enhancement Base]) under the GMWB provision, if an Automatic Step-Up has occurred, [and (C) is the Contract Value upon the termination of the GMWB provision. ]

If no Automatic Annual Step-Up has been accepted, the initial GIB will be (A) the Initial GIB Percentage as shown in the Initial GIB Percentage Table, below, times [the greater of (B) and (C), where ](B)[ is] the Income Base minus all Conforming Withdrawals [, and (C) is the Contract Value upon the termination of the GMWB provision].
Initial GIB Percentage Table1
Measuring Life Option: Single		Measuring Life Option: Joint
Age of Measuring Life	Initial GIB Percentage	Age of Measuring Life[2]	Initial GIB Percentage
[0 – 39]	[2.5%]	[0 – 39]	[2.5%]
[40 – 54]	[3.0%]	[40 – 54]	[3.0%]
[55 – 58]	[3.5%]	[55 – 58]	[3.5%]
[59 – 64]	[4.0%]	[59 – 69]	[4.0%]
[65 – 69]	[4.5%]	[70 – 74]	[4.5%]
[70 – 79]	[5.0%]	[75 – 79]	[5.0%]
[80 +]	[5.5%]	[80+ ]	[5.5%]
1 The Initial GIB Percentage Table assumes the annual Periodic Income Payment Mode.  Other Periodic Income Payment Mode elections will result in a modal adjustment of the Initial GIB Percentage.  The Initial GIB Percentage will be based upon the actual age of the Measuring Life.
2 If the Measuring Life Option is Joint, the Initial GIB Percentage will be based upon the actual age of the younger or surviving Measuring Life.

On each Valuation Date that We pay a Periodic Income Payment under the VAPOR, the amount that will be paid will be the greater of (a) the Periodic Income Payment determined under the VAPOR, or (b) the GIB.  The initial Guaranteed Income Benefit is shown on the Contract Benefit Data Page(s) issued upon the Owner's election of benefits under the VAPOR.

Guaranteed Income Benefit ("GIB")
The minimum amount payable for each Periodic Income Payment made under the VAPOR.

Step-Up Date
A Step-Up Date is the date on which a GIB Step-Up may occur, pursuant to Automatic Step-Up of the GIB, below.

For Non-qualified contracts, a Step-Up Date is the first Valuation Date on or after the Periodic Income Commencement Date ("PICD") anniversary of each [one year] period measured from the PICD.

For Qualified contracts, the first Step-Up Date is the Valuation Date of the first Periodic Income Payment in the [first] calendar year following the PICD.  Subsequent Step-Up Dates will be the Valuation Date of the first Periodic Income Payment in the calendar year, every subsequent [one year] period.

Automatic Step-Up of the GIB (GIB Step-Up)
On each Step-Up Date, a GIB Step-Up will occur only if [75%] of the Periodic Income Payment determined under the VAPOR on the Step-Up Date is greater than the GIB on the Valuation Date immediately prior to the Step-Up Date.  Upon a GIB Step-Up, the GIB will automatically step-up to [75%] of the Periodic Income Payment determined under the VAPOR.  If the GIB on the Valuation Date immediately prior to the Step-Up Date is greater than or equal to [75%] of the Periodic Income Payment determined under the VAPOR, no GIB Step-Up will occur.

On each GIB Step-Up, the Rider Charge rate may be adjusted pursuant to the Rider Charge during GIB provision of this Rider.  If the Rider Charge rate is increased, the Owner may decline the GIB Step-Up by Notice to Us within 30 days of the effective date of the GIB Step-Up.  If the Owner does decline the GIB Step-Up, the GIB will be the GIB on the Valuation Date immediately prior to the Step-Up Date, subject to adjustments for Withdrawals.  If the Owner does not decline the GIB Step-Up, the GIB Step-Up will be deemed accepted by the Owner.

The Automatic Step-Up of the GIB will occur whether or not the Owner has previously declined a GIB Step-Up.

Adjustments to the GIB
Each Withdrawal will reduce the GIB in the same proportion as the amount withdrawn reduces the Account Value on the Valuation Date of the Withdrawal.  Payment of a Periodic Income Payment, whether equal to the GIB or the Periodic Income Payment determined under the VAPOR, is not a Withdrawal.

An increase in the length of the Access Period will not result in an adjustment to the GIB.  Any increase in the length of the Access Period is subject to a [5 year] minimum increase.

Effect of Rider Charge and GIB during Access Period
During the Access Period, Rider Charges and payment of the Periodic Income Payment whether equal to the GIB or the Periodic Income Payment determined under the VAPOR, reduces the Account Value.

If the Account Value is reduced to $0, the Access Period will end and the Lifetime Income Period will begin on the Valuation Date the Account Value equals $0.  Each subsequent Periodic Income Payment during the Lifetime Income Period will be equal to the GIB, each subsequent Rider Charge will be zero, and the Effect of GIB during Lifetime Income Period and the Effect of Rider Charge during Lifetime Income Period provisions of this Rider shall not apply.

Effect of GIB during Lifetime Income Period
During the Lifetime Income Period, provided the Contract has not been assigned for value, if a Periodic Income Payment determined under the VAPOR is less than the GIB, the excess of the GIB attributable to the Variable Account over the Periodic Income Payment attributable to the Variable Account determined under the VAPOR will reduce the number of Annuity Units per Variable Subaccount payable in each subsequent Periodic Income Payment.  The reduction to the number of Annuity Units per payment will be determined by: (A) divided by (B) then the result further divided by (C), where:
(A)	is the amount of the excess of the GIB attributable to the Variable Account over the Periodic Income Payment attributable to the Variable Account; and
(B)	is the applicable annuity factor; and
(C) is the Annuity Unit value as of the Valuation Date of the Periodic Income Payment.

During the Lifetime Income Period, if a Periodic Income Payment is determined under the VAPOR to be less than the GIB, the excess of the GIB attributable to the Fixed Account over the Periodic Income Payment attributable to the Fixed Account determined under the VAPOR will reduce the resulting annual amount determined for the Fixed Account payable in each subsequent Periodic Income Payment.  The reduction in the resulting annual amount determined for the Fixed Account (prior to multiplying by the Interest Adjustment Factor and dividing by the Daily Factor) will be determined by: (A) divided by (B), where:
(A)	is the amount of the excess of the GIB attributable to the Fixed Account over the Periodic Income Payment attributable to the Fixed Account; and
(B)	is the applicable annuity factor.

If payment of the GIB reduces the number of Annuity Units per Variable Subaccount to zero and the resulting annual amount determined for the Fixed Account to zero during the Lifetime Income Period, then each subsequent Periodic Income Payment during the remainder of the Lifetime Income Period will be equal to the GIB.  In addition, each subsequent Rider Charge will be zero.

Effect of Rider Charge during Lifetime Income Period
The Rider Charge attributable to each Variable Subaccount will reduce the number of Annuity Units per Variable Subaccount used to calculate the Periodic Income Payments during the Lifetime Income Period.  The Rider Charge attributable to the Fixed Account will reduce the Periodic Income Payments during the Lifetime Income Period.

If the Rider Charge reduces both the number of Annuity Units per Variable Subaccount to zero and the resulting annual amount determined for the Fixed Account to zero during the Lifetime Income Period, then each subsequent Periodic Income Payment during the remainder of the Lifetime Income Period will be equal to the GIB.  In addition, each subsequent Rider Charge will be zero.

Qualified Contracts – Variable Account
As of the end of the Access Period and on the Valuation Date of the first Periodic Income Payment of each subsequent calendar year, the Annuity Units per Variable Subaccount will be reduced to reflect the Rider Charge deduction from the Variable Subaccount.

The Annuity Units reduction reflecting the Rider Charge for the period from the end of the Access Period for the remainder of that calendar year will be determined by: (a) divided by (b) then the result further divided by (c) where:
(a)	is the pro-rated annual Rider Charge for the period from the end of the Access Period for the remainder of that calendar year;
(b)	is the applicable annuity factor; and
(c)	is the Annuity Unit value as of the Valuation Date of the end of the Access Period

On the Valuation Date of the first Periodic Income Payment of each subsequent calendar year, the Annuity Units per Variable Subaccount reduction reflecting the Rider Charge will be determined by: (a) divided by (b) then the result further divided by (c) where:
(a)	is the annual Rider Charge;
(b)	is the applicable annuity factor; and
(c)	is the Annuity Unit value for each Variable Subaccount as of the Valuation Date of the first Periodic Income Payment of that calendar year.

Nonqualified Contracts – Variable Account
As of the end of the Access Period and each subsequent anniversary, the Annuity Units per Variable Subaccount will be reduced to reflect the Rider Charge deduction from the Variable Subaccount.  This reduction will be determined by: (a) divided by (b) then the result further divided by (c) where:
(a)	is the annual Rider Charge;
(b)	is the applicable annuity factor; and
(c)	is the Annuity Unit value as of the Valuation Date of the first Periodic Income Payment and each subsequent anniversary.

Qualified Contracts – Fixed Account
As of the end of the Access Period and on the Valuation Date of the first Periodic Income Payment of each subsequent calendar year, the resulting annual amount determined for the Fixed Account, prior to being converted into the Periodic Income Payments, will be reduced to reflect the Rider Charge deduction from the Fixed Account.

At the end of the Access Period, the reduction in the resulting annual amount determined for the Fixed Account (prior to multiplying by the Interest Adjustment Factor and dividing by the Daily Factor) reflecting the Rider Charge for the period from the end of the Access Period for the remainder of that calendar year will be determined by: (a) divided by (b), where:
(a)	is the pro-rated annual Rider Charge for the period from the end of the Access Period for the remainder of that calendar year; and
(b)	is the applicable annuity factor.

On the Valuation Date of the first Periodic Income Payment of each subsequent calendar year, the reduction in the resulting annual amount determined for the Fixed Account (prior to being converted into the Periodic Income Payments) reflecting the Rider Charge will be determined by: (a) divided by (b), where:
(a)	is the annual Rider Charge; and
(b)	is the applicable annuity factor.

Nonqualified Contracts – Fixed Account
As of the end of the Access Period and each subsequent anniversary, the resulting annual amount determined for the Fixed Account (prior to being converted into the Periodic Income Payments) will be reduced to reflect the Rider Charge deduction from the Fixed Account.  This reduction will be determined by: (a) divided by (b), where:
(a)	is the annual Rider Charge; and
(b)	is the applicable annuity factor.

Limitation on Certain Changes
The Owner may not:
a)	request a change in the Periodic Income Payment Mode; or
b)	request a decrease in the length of the Access Period.

Additional Purchase Payments
While this GIB provision and the VAPOR are in effect, additional Purchase Payments to the Contract may not be made.

RIDER CHARGE
The Initial Annual Rider Charge Rate shown on Page 1 of this Rider is divided by four to calculate the initial quarterly Rider Charge rate.  The Rider Charge rate may change as described herein, but the annualized Rider Charge rate may never exceed the Guaranteed Maximum Annual Rider Charge Rate shown on Page 1 of this Rider.

Rider Charge during GMWB Provision
While the GMWB Provision of this Rider is in effect, a quarterly Rider Charge is deducted from the Contract Value on each quarterly anniversary of the Rider Date.

Determining the Quarterly Rider Charge
The amount of the quarterly Rider Charge is the quarterly Rider Charge rate multiplied by the Income Base (prior to any Automatic Annual Step-Up [or Enhancement, [200%] Step-Up or [[300%] Step-Up]] that may occur) on the Valuation Date the charge is deducted.

Quarterly Rider Charges will be deducted [from each Variable Subaccount and Fixed Account, if any, on a proportional basis].  A pro-rata quarterly Rider Charge will be recalculated and deducted upon termination of the GMWB provision, except if this Contract is terminated due to death.  If the GMWB provision terminates upon the election of the GIB Provision, this pro-rata Rider Charge will be deducted on the Periodic Income Commencement Date.

Adjustments to the Rider Charge rate on a Rider Date Anniversary
Any change to the Rider Charge rate will occur only on a Rider Date Anniversary.  The Rider Charge rate change is to the Rider Charge rate currently in effect on the Rider Date Anniversary of the change, subject to the Guaranteed Maximum Annual Rider Charge Rate shown on Page 1 of this Rider.

The Rider Charge rate will change on a Rider Date Anniversary due to:
(a)
an additional Purchase Payment in the Benefit Year preceding the applicable Rider Date Anniversary, if the cumulative Purchase Payments approved and added to the Contract after the first Benefit Year equal or exceed the limit shown in the Additional Purchase Payment Restriction provision of this Rider; or

(b)	an Automatic Annual Step-Up pursuant to the Adjustments for an Automatic Annual Step-Up provision of this Rider or Adjustment (to the GAI) for an Automatic Annual Step-Up provision of this Rider [; or
(c)	an Enhancement after the initial Enhancement Period pursuant to the Adjustment for an Enhancement provision of this Rider or Adjustment (to the GAI) for an Enhancement provision of this Rider; or
(d)	a [200%] Step-Up pursuant to the Adjustment for a [200%] Step-Up provision of this Rider or Adjustment (to the GAI) for a [200%] Step-Up [or [300%] Step-Up] provision of this Rider; or
(e)	a [300%] Step-Up pursuant to the Adjustment for a [300%] Step-Up provision of this Rider or Adjustment (to the GAI) for a [200%] Step-Up [or [300%] Step-Up] provision of this Rider].

If, on a Rider Date Anniversary, an increase [described in (b) through (e)] results in an increase to the Rider Charge rate then in effect, the Owner may decline such increase by Notice to the Company within 30 days of the effective date of the increase. If the Owner does decline the increase, the Income Base, [Enhancement Base, if applicable,] and GAI will be adjusted as described in the provisions in this Rider.

Rider Charge during GIB Provision
During the Access Period, the quarterly Rider Charge is deducted from the Account Value on each quarterly anniversary following the PICD. The amount of the first Rider Charge under the GIB Provision of this Rider is the product of (A) and[ the greater of] (B)[ and (C)], where:
(A)	is the quarterly Rider Charge rate upon the termination of the GMWB provision; and
(B)	is the Income Base upon the termination of the GMWB provision[; and
(C)	is the Contract Value upon the termination of the GMWB provision].

The quarterly Rider Charge is deducted from each Variable Subaccount and Fixed Account, if any, on a proportional basis.  A pro-rata quarterly Rider Charge will be deducted upon termination of the VAPOR and the GIB provision, except if this Contract is terminated due to death.

Upon each Withdrawal, the quarterly Rider Charge will be reduced in the same proportion that the Withdrawal reduced the Account Value.

On each GIB Step-Up, the Rider Charge rate will be changed to the Rider Charge rate currently in effect, subject to the Guaranteed Maximum Annual Rider Charge Rate shown on Page 1 of this Rider.  Any Rider Charge rate adjustment will change the quarterly Rider Charge.  Any change to the Rider Charge rate will be effective on the applicable GIB Step-Up Date.

On each GIB Step-Up, the amount of the quarterly Rider Charge is adjusted.  The Rider Charge on each GIB Step-Up shall be the previously determined Rider Charge, adjusted in proportion to any change(s) in the GIB and in the Rider Charge rate.  Rider Charge adjustments upon a GIB Step-Up can be represented by the following formula: New Rider Charge = prior Rider Charge times (new GIB / prior GIB) times (new Rider Charge rate / prior Rider Charge rate).

Pursuant to the Automatic Step-Up of the GIB provision, the Owner may decline a GIB Step-Up if the Rider Charge rate is increased.  Upon Our receipt of Notice from the Owner to decline a GIB Step-Up, (a) the Rider Charge rate will decrease to the Rider Charge rate in effect on the Valuation Date immediately prior to the Step-Up Date, and (b) the Rider Charge will decrease to the Rider Charge in effect on the Valuation Date immediately prior to the Step-Up Date, subject to adjustments for Withdrawals.

During the Lifetime Income Period, the Rider Charge shall be deducted annually as described in the Effect of Rider Charge during Lifetime Income Period provision of this Rider.  The Rider Charge will be attributed pro rata to the Fixed Account and each Variable Subaccount used to calculate the Periodic Income Payments.
GENERAL
GOP Death Benefit Amount
A GOP Death Benefit is provided under the [Guarantee of Principal (GOP), Enhanced Guaranteed Minimum Death Benefit (EGMDB) and Estate Enhancement Benefit (EEB) Death Benefit, one of] which may be applicable to the Contract as shown in the Contract Specifications.
This GOP Death Benefit Amount provision does not apply if this Contract provides that all death benefits are reduced by the amount of all Withdrawals.  If the Contract includes a Death Benefit, including any Death Benefit Rider, that has a Death Benefit Amount defined as the sum of all Purchase Payments minus all death benefit reductions, and that such death benefit reductions of Purchase Payments "will be in proportion to the amount withdrawn" such Death Benefit Amount definition is hereby replaced with the following:
The sum of all Purchase Payments, minus all Death Benefit Reductions [and any Bonus Credits].  Death Benefit Reductions are made whenever a Withdrawal occurs.

For Withdrawals (a) prior to the Rider Date of the Variable Annuity Living Benefits Rider and (b) after the termination of the Variable Annuity Living Benefits Rider, Death Benefit Reductions are calculated proportionately; the percentage reduction of the Contract Value (Account Value if the VAPOR is in effect) due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction.

For Withdrawals while the Variable Annuity Living Benefits Rider is in force:
(a)
upon Excess Withdrawals while the GMWB provision is in effect, Death Benefit Reductions are calculated proportionately; the percentage reduction of the Contract Value due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction; and

(b)
upon Conforming Withdrawals while the GMWB provision is in effect, the reduction of the Contract Value due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction; and

(c)
for Withdrawals while the GIB Provision is in effect, Death Benefit Reductions are calculated proportionately; the percentage reduction of the Account Value due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction.

Mortality and Expense Risk and Administrative Charge
While the GMWB provision and the Access Period of the GIB provision and the VAPOR are in effect, the Mortality and Expense Risk and Administrative Charge rates for this Contract are shown under MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE PRIOR TO THE ANNUITY COMMENCEMENT DATE in the Contract Specifications.

While the Lifetime Income Period of the GIB provision and the VAPOR are in effect, the Mortality and Expense Risk and Administrative Charge rates for this Contract shall be less than or equal to those that were applicable while the Access Period was in effect.

Termination of this Rider
The Owner may terminate this Rider upon Notice to Us any time after the [5th] Rider Date Anniversary.  This Rider will terminate upon:
a)	the date the Contract to which this Rider is attached terminates;
b)
the date the Owner is changed due to death or pursuant to an enforceable divorce agreement or decree, except when Ownership is transferred to the surviving Secondary Life upon death of the Annuitant/Owner;

c)	the Annuity Commencement Date except under (i) the VAPOR and the GIB provision or (ii) the GAI Annuity Payment Option;
d)	the death of the Annuitant if the Measuring Life Option is Single, or on the death of the last surviving Measuring Life if the Measuring Life Option is Joint; or
e)
the date the Owner sells or assigns for value the Contract other than to the Annuitant, or discounts or pledges it as collateral for a loan or as a security for the performance of an obligation or any other purpose; or

f)	while the GMWB provision is in effect, on the date both the Income Base and GAI equal $0 as the result of an Excess Withdrawal.
The VAPOR will also terminate on the date this Rider terminates.
Upon termination of this Rider, the benefits and charges within this Rider will terminate.  A pro-rata Rider Charge will be deducted upon termination, except if this Rider is terminated due to death.